PROMISSORY NOTE

U.S. $250,000.00	May 1, 2007

FOR VALUE RECEIVED, the undersigned, eLEC COMMUNICATIONS CORP., a corporation having an address at 75 South Broadway, Suite 302 White Plains, New York 10601
(“Maker”), promises to pay, on the dates set forth below, in lawful money of the United States, to
_______________________, (“Holder”), or assigns, the principal amount of TWO HUNDRED
FIFTY THOUSAND and 00/100 (U.S. $250,000.00) UNITED STATES DOLLARS, together with interest thereon at the rate of 12% per annum, on the earlier of (i) October 31, 2007 or (ii)
the date on which the Maker receives $1 million in equity from a private placement offering that is being managed by its agent, Emerald Investments Inc. Any payment which becomes due on a
Saturday, Sunday or legal holiday shall be payable on the next business day.

All cash payments due and payable on this Note shall be made directly by wire transfer of immediately available funds to an account designated by Holder to Maker in writing, or at such other bank or agency, or in such other manner, as Holder shall have designated by written notice to Maker.

If this Note is past due, this Note shall bear interest at the rate of 18%, and if it is placed in the hands of an attorney for collection or enforcement or it is collected or enforced through any legal proceedings, then Maker shall pay to Holder all attorneys’ fees, costs and expenses incurred in connection therewith in addition to all other amounts due hereunder.

Maker (i) waives presentment and demand for payment, notices of nonpayment and dishonor, protest of dishonor and notice of protest; (ii) waives all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of the payment hereof or hereunder; (iii) waives any and all lack of diligence and delays in enforcement of the payment hereof; and (iv) consents to any and all extensions of time, renewals, waivers or modifications which may be granted by the Holder with respect to the payment or other provisions hereof.

Maker may prepay this Note in whole or in part without the prior consent of Holder and without penalty or premium.

The obligations of Maker hereunder are absolute and unconditional and are not subject to any advances, offsets or counterclaims which Maker, its successors or assigns, or any subsidiary or affiliate of any of them, may now or hereafter have against the Holder.

Maker agrees that in any litigation arising out of or relating to this Note, it will waive trial by jury and not impose any setoff or counterclaim of any nature or description, and Maker shall be absolutely and unconditionally liable hereunder.

This Note shall be binding upon any successor to Maker.

Maker agrees that this Note and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws and decisions of the State of
___________, without reference to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Maker has signed this Note as of the day and year first above written.

ELEC COMMUNICATIONS CORP.

By: ___ /s/ Paul H. Riss
Name: Paul H Riss
Title: CEO